SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                     -------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     August 14, 2002



                          SWISSRAY INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)



        New York                      0-26972                  16-0950197
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(State of Other Jurisdiction   (Commission File Number)      (IRS Employer
     Of Incorporation)                                    Identification Number)




100 Grasslands Road, Elmsford, New York                         10523
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(Address of Principal Executive Offices)




Registrant's telephone number, including area code           914-345-3700






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Item 5.           Other Events

On July 12, 2002, the Company entered into a Securities Purchase Agreement with Kew Court, LLC (hereinafter "Kew Court") pursuant to which Kew Court agreed to purchase Convertible Promissory Notes (bearing interest at five (5%) percent per annum and convertible into shares of Company Common Stock at ninety (90%) percent of the average closing bid price for the Five (5) trading days immediately preceding conversion) The initial purchase is Two Hundred Fifty Thousand ($250,000) Dollars out of a total offering of not more than Three Million ($3,000,000) Dollars. The Company is required to register the shares of Company Common Stock issued pursuant to note conversion. The purchase of additional notes past the initial $250,000 is conditioned upon the Company (i) shipping a minimum number of radiography units during the previous month; (ii) achieving certain cost savings goals over the next two (2) quarters; and (iii) having an aggregate dollar trading volume in its common stock over certain defined periods.

In addition, on August 14, 2002 the Company entered into a separate Exchange Agreement with Kew Court LLC ("Kew Court") pursuant to which Kew Court agreed to exchange Convertible Series B Preferred Shares previously issued to it (and having a face value approximating Three Million Eight Hundred Thousand ($3,800,000) Dollars with Kew Court then having the right to convert such Series B Preferred Shares into Eighteen Million Seven Hundred Fifty Thousand (18,750,000) Company Common Shares). In return for cancellation of the Series B Preferred Kew Court is to receive Three Hundred Seventy (370) shares of the Company's Series C Convertible Preferred Stock (convertible into shares of Company Common Stock in accordance with the terms and conditions set forth in the Company's "Certificate of Designations of Rights and Preferences of the Series C Convertible Preferred Stock" which permits conversion until March 31, 2003, absent any change of control, at the greater of One ($1.00) Dollar and a defined variable conversion price with conversions subsequent to March 31, 2003 being at Ninety (90%) Percent of the average closing bid price for the 5 day period preceding conversion).

On August 14, 2002 the Company entered into a separate Exchange Agreement with its single largest shareholder, Hillcrest Avenue LLC (hereinafter "Hillcrest") pursuant to which Hillcrest agreed to exchange Fifty Million (50,000,000) shares of Company Common Stock owned by it for Two Thousand Eight Hundred and Thirty (2,830) shares of the Company's Series C Convertible Preferred Stock with conversion terms identical to those described above.

Hillcrest and Kew Court have identical registration rights for the shares of Company Common Stock issuable upon Series C Preferred Conversion in accordance with the terms and conditions of a Registration Rights Agreement.

The foregoing is intended solely as a summary of certain material terms and provisions contained in the above-referenced Agreements, and does not purport to summarize all pertinent and/or relevant additional information including various warranties and representations of the parties to such agreements, the various obligations assumed thereunder and their respective remedies in the event of any defaults.













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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                      SWISSRAY INTERNATIONAL, INC.



                By:/s/Michael Laupper
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                      Michael Laupper, Chief Financial Officer


Dated: August 14, 2002